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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, LLP]

                               October 18, 2001

Board of Directors
Radiant Systems, Inc.
3925 Brookside Parkway
Alpharetta, Georgia 30022

          RE:  Registration Statement on Form S-8
               4,000,000 Shares of Common Stock
               Amended and Restated 1995 Stock Option Plan
               -------------------------------------------

Gentlemen:

     We have acted as counsel for Radiant Systems, Inc. (the "Company") in connection with the registration of 4,000,000 additional shares of its no par value common stock (the "Additional Shares") reserved to the Company's Amended and Restated 1995 Stock Option Plan, as amended (the "Plan") pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Additional Shares.

     In connection therewith, we have examined the following:

  (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Georgia;

  (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

  (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

  (4) The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the "Registration Statement").
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Board of Directors
Radiant Systems, Inc.
October 18, 2001
Page 2

     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Additional Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                  Sincerely,

                                  SMITH, GAMBRELL & RUSSELL, LLP


                                   /s/ Jon H. Klapper
                                  ----------------------------------------
                                  Jon H. Klapper